Exhibit 99.1

PRESS RELEASE November 4, 2014	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Record Revenue for Third Quarter

Revenue increases 28 percent over prior year period

RIVER FALLS, Wis.- November 4, 2014: Sajan, Inc. (SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the quarter and nine months ended September 30, 2014.

Highlights for the third quarter include the following:

•	Revenues grew to a record $7,340,000 compared to $5,720,000 in the third quarter of 2013, an increase of 28 percent. This was the company’s seventh consecutive quarter of double-digit revenue growth.
•	Gross margin in the third quarter was 41 percent compared to 38 percent in the third quarter of 2013.
•	Net income was $101,000 compared to a net loss of $163,000 in the third quarter of 2013.
•	Adjusted EBITDA was $449,000 compared to $143,000 in the third quarter of 2013, an increase of 214 percent. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of adjusted EBITDA to net income.

The record revenue is primarily a result of continued expansion of the company’s customer base. The improved gross margin and net income are a result of operational efficiencies achieved through our ongoing investments in technology.

Revenues for the nine months ended September 30, 2014, were $20,374,000 compared to $17,377,000 in the same period of 2013, an increase of 19 percent. Net loss for the first nine months of 2014 was $115,000 compared to approximately breakeven in the same period in 2013. Adjusted EBITDA was $919,000 in the first nine months of 2014 compared to $874,000 in the same period of 2013.

“Simply stated, the third quarter was a great quarter,” said Shannon Zimmerman, Sajan CEO. “It is a reflection of all of the strategic efforts that are active in our business. We are always looking at both the present quarter but also innovating for our customers to assure us of a better tomorrow. Our global team is operating exceptionally, and I could not be more pleased. Not only did we achieve another record quarter for revenue, but we also closed on a public offering that netted us $2.7 million in cash and resulted in our stock being listed on the NASDAQ Capital Market.”

“We are well positioned to continue the expansion of our footprint with existing and new customers, explore opportunities to grow revenue through strategic acquisitions and advance our technology capabilities. This remains a story of progress and continual improvement. Sajan has and will continue to release new technology, bolster our great staff with market movers and, most importantly, bring new value to our customers.”

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
EBITDA	2014	2013	2014	2013
Net income (loss)	$101	$(163)	$(115)	$0
Interest expense	20	27	64	83
Income taxes	5	6	39	25
Depreciation and amortization	247	203	726	596
Stock-based compensation	76	70	205	170
Adjusted EBITDA	$449	$143	$919	$874

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference call details

The company’s investors will have the opportunity to listen to management’s discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on November 4, 2014. The company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on November 11, 2014, by dialing 1-800-964-3773.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-looking statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 21, 2014, under the heading “Item 1A. Risk Factors,” its Quarterly Reports on Form 10-Q filed since then and its other filings with the Securities and Exchange Commission. The company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues	$7,340	$5,720	$20,734	$17,377
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,354	3,525	12,624	10,681
Sales and marketing	884	830	2,521	2,415
Research and development	382	297	1,214	683
General and administrative	1,348	992	3,659	2,893
Depreciation and amortization	247	203	726	596
Income (loss) from Operations	125	(127)	(10)	109
Other expense	19	30	66	84
Income (loss) before income taxes	106	(157)	(76)	25
Income tax expense	5	6	39	25
Net income (loss)	$101	$(163)	$(115)	$0
Income (loss) per common share – basic	$0.02	$(0.04)	$(0.03)	$0.00
Income (loss) per common share – diluted	$0.02	$(0.04)	$(0.03)	$0.00
Weighted average shares outstanding – basic	4,216	4,067	4,117	4,067
Weighted average shares outstanding – diluted	4,297	4,067	4,117	4,067

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Amounts in thousands

	September 30, 2014 (unaudited)	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$4,909	$1,364
Accounts receivable, net of allowance	3,810	3,810
Unbilled services	1,217	1,197
Other current assets	547	431
Total current assets	10,483	6,802
Property and equipment, net	742	1,000
Other assets, net	582	856
Total Assets	$11,807	$8,658
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$2,903	$2,555
Other current liabilities	2,914	2,762
Total current liabilities	5,817	5,317
Long-term liabilities	750	843
Total liabilities	6,567	6,160
Stockholders’ equity	5,240	2,498
Total Liabilities and Stockholders’ Equity	$11,807	$8,658